EXHIBIT INDEX


Exhibit A: Attachment to item 77B:
      Accountants report on internal control

Exhibit B: Attachment to item 77C:
      Submission of matters to a vote of Security holders.

Exhibit C: Attachment to item 77D:
      Policies with respect to security investments

Exhibit D: Attachment to item 77O:
      Transactions effected pursuant to Rule 10f-3

Exhibit E: Attachment to item 77Q1:
      Exhibits
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EXHIBIT A
REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
American Skandia Advisor Funds, Inc.

In planning and performing our audit of the financial statements of ASAF Founders International Small Capitalization Fund, ASAF Janus Small-Cap Growth Fund, ASAF T. Rowe Price Small Company Value Fund, ASAF American Century Strategic Balanced Fund, ASAF Federated High Yield Bond Fund, ASAF Oppenheimer Large-Cap Growth Fund, ASAF Lord Abbett Growth and Income Fund, ASAF Janus Overseas Growth Fund, ASAF Marsico Capital Growth Fund, ASAF Neuberger Berman Mid-Cap Growth Fund, ASAF Neuberger Berman Mid-Cap Value Fund, ASAF T. Rowe Price International Equity Fund, ASAF Janus Capital Growth Fund, ASAF INVESCO Equity Income Fund, ASAF Total Return Bond Fund and ASAF JPM Money Market Fund of American Skandia Advisor Funds, Inc. (the "Company") for the year ended October 31, 1999, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Company is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of October 31, 1999.

This report is intended solely for the information and use of management, the Board of Directors and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

PricewaterhouseCoopers LLP
December 15, 1999



EXHIBIT B:
Item 77C

I. A Special Meeting of the Shareholders of the ASAF
Founders International Small Capitalization Fund of the
Registrant was held on May 27, 1999 for the following purpose:

To approve a distribution plan for American Skandia
Advisor Funds, Inc. pursuant to rule 12b-1 under the Investment Company Act of 1940.

With regard to the resolution approving the distribution plan for American Skandia Advisor Funds, Inc.
pursuant to rule 12b-1 under the Investment Company Act of 1940:

354,728				shares were voted for,

14,500				shares were voted against, and

10,943				shares abstained.

II. A Special Meeting of the Shareholders of the ASAF Janus
Overseas Growth Fund of the Registrant was held on May
27, 1999 for the following purpose:

To approve a distribution plan for American Skandia
Advisor Funds, Inc. pursuant to rule 12b-1 under the Investment Company Act of 1940.

With regard to the resolution approving the distribution plan for American Skandia Advisor Funds, Inc.
pursuant to rule 12b-1 under the Investment Company Act of 1940:

5,633,366			shares were voted for,

212,295			shares were voted against, and

241,669			shares abstained.

III. A Special Meeting of the Shareholders of the ASAF T.
Rowe Price Small Company Value Fund of the Registrant was held on May 27, 1999 for the following purpose:

To approve a distribution plan for American Skandia
Advisor Funds, Inc. pursuant to rule 12b-1 under the Investment Company Act of 1940.

With regard to the resolution approving the distribution plan for American Skandia Advisor Funds, Inc.
pursuant to rule 12b-1 under the Investment Company Act of 1940:

3,389,097			shares were voted for,

100,838			shares were voted against, and

162,558			shares abstained.

IV. A Special Meeting of the Shareholders of the ASAF
Oppenheimer Large-Cap Growth Fund of the Registrant was held on May 27, 1999 for the following purpose:

To approve a distribution plan for American Skandia
Advisor Funds, Inc. pursuant to rule 12b-1 under the Investment Company Act of 1940.

With regard to the resolution approving the distribution plan for American Skandia Advisor Funds, Inc.
pursuant to rule 12b-1 under the Investment Company Act of 1940:

1,706,490			shares were voted for,

62,742			shares were voted against, and

58,029			shares abstained.

V. A Special Meeting of the Shareholders of the ASAF
American Century Strategic Balanced Fund of the
Registrant was held on May 27, 1999 for the following purpose:

To approve a distribution plan for American Skandia
Advisor Funds, Inc. pursuant to rule 12b-1 under the Investment Company Act of 1940.

With regard to the resolution approving the distribution plan for American Skandia Advisor Funds, Inc.
pursuant to rule 12b-1 under the Investment Company Act of 1940:

2,640,616			shares were voted for,

133,288			shares were voted against, and

134,557			shares abstained.

VI. A Special Meeting of the Shareholders of the ASAF
Marsico Capital Growth Fund of the Registrant was held on May 27, 1999 for the following purpose:

To approve a distribution plan for American Skandia
Advisor Funds, Inc. pursuant to rule 12b-1 under the Investment Company Act of 1940.

With regard to the resolution approving the distribution plan for American Skandia Advisor Funds, Inc.
pursuant to rule 12b-1 under the Investment Company Act of 1940:

11,709,709			shares were voted for,

392,661				shares were voted against, and

532,586				shares abstained.

VII. A Special Meeting of the Shareholders of the ASAF Janus
Small-Cap Growth Fund of the Registrant was held on May
27, 1999 for the following purposes:

1.	To approve a distribution plan for American
Skandia Advisor Funds, Inc. and the distribution plan for American Skandia Master Trust pursuant to rule 12b-1 under the Investment Company Act of 1940.

With regard to the resolution approving the distribution plan for American Skandia Advisor Funds, Inc.
and the distribution plan for American Skandia Master Trust pursuant to rule 12b-1 under the Investment Company Act of 1940:

1,550,897			shares were voted for,

44,318			shares were voted against, and

80,340			shares abstained.

2.	To authorize the Board of Directors of American
Skandia Advisor Funds, Inc. to select and change Sub-advisors and enter into Sub-advisory Agreements without obtaining the approval of shareholders.

With regard to the resolution authorizing the Board of Directors of American Skandia Advisor Funds, Inc. to select and change Sub-advisors and enter into Sub-advisory
Agreements without obtaining the approval of shareholders:

1,158,585			shares were voted for,

87,504			shares were voted against, and

71,011			shares abstained.

VIII. A Special Meeting of the Shareholders of the ASAF
Neuberger Berman Mid-Cap Growth Fund of the Registrant was held on May 27, 1999 for the following purposes:

1.	To approve a distribution plan for American
Skandia Advisor Funds, Inc. pursuant to rule 12b-1 under the Investment Company Act of 1940.

With regard to the resolution approving the distribution plan for American Skandia Advisor Funds, Inc.
pursuant to rule 12b-1 under the Investment Company Act of 1940:

877,500				shares were voted for,

30,020				shares were voted against, and

41,252				shares abstained.

2.	To authorize the Board of Directors of American
Skandia Advisor Funds, Inc. to select and change Sub-advisors and enter into Sub-advisory Agreements without obtaining the approval of shareholders.

With regard to the resolution authorizing the Board of Directors of American Skandia Advisor Funds, Inc. to select and change Sub-advisors and enter into Sub-advisory
Agreements without obtaining the approval of shareholders:

662,125				shares were voted for,

46,965				shares were voted against, and

37,409				shares abstained.

IX. A Special Meeting of the Shareholders of the ASAF
Federated High Yield Bond Fund of the Registrant was held on May 27, 1999 for the following purposes:

1.	To approve a distribution plan for American
Skandia Advisor Funds, Inc. pursuant to rule 12b-1 under the Investment Company Act of 1940.

With regard to the resolution approving the distribution plan for American Skandia Advisor Funds, Inc.
pursuant to rule 12b-1 under the Investment Company Act of 1940:

5,806,475			shares were voted for,

163,811			shares were voted against, and

252,405			shares abstained.

2.	To authorize the Board of Directors of American
Skandia Advisor Funds, Inc. to select and change Sub-advisors and enter into Sub-advisory Agreements without obtaining the approval of shareholders.

With regard to the resolution authorizing the Board of Directors of American Skandia Advisor Funds, Inc. to select and change Sub-advisors and enter into Sub-advisory
Agreements without obtaining the approval of shareholders:

4,090,656			shares were voted for,

337,543			shares were voted against, and

202,332			shares abstained.

X. A Special Meeting of the Shareholders of the ASAF Lord
Abbett Growth and Income Fund of the Registrant was held on May 27, 1999 for the following purposes:

1.	To approve a distribution plan for American
Skandia Advisor Funds, Inc. pursuant to rule 12b-1 under the Investment Company Act of 1940.

With regard to the resolution approving the distribution plan for American Skandia Advisor Funds, Inc.
pursuant to rule 12b-1 under the Investment Company Act of 1940:

3,118,416			shares were voted for,

135,515			shares were voted against, and

183,384			shares abstained.

2.	To authorize the Board of Directors of American
Skandia Advisor Funds, Inc. to select and change Sub-advisors and enter into Sub-advisory Agreements without obtaining the approval of shareholders.

With regard to the resolution authorizing the Board of Directors of American Skandia Advisor Funds, Inc. to select and change Sub-advisors and enter into Sub-advisory
Agreements without obtaining the approval of shareholders:

2,477,467			shares were voted for,

217,062			shares were voted against, and

174,445			shares abstained.

XI. A Special Meeting of the Shareholders of the ASAF
Neuberger Berman Mid-Cap Value Fund the Registrant was held on May 27, 1999 for the following purposes:

1.	To approve a distribution plan for American
Skandia Advisor Funds, Inc. pursuant to rule 12b-1 under the Investment Company Act of 1940.

With regard to the resolution approving the distribution plan for American Skandia Advisor Funds, Inc.
pursuant to rule 12b-1 under the Investment Company Act of 1940:

821,680				shares were voted for,

11,756				shares were voted against, and

37,823				shares abstained.

2.	To authorize the Board of Directors of American
Skandia Advisor Funds, Inc. to select and change Sub-advisors and enter into Sub-advisory Agreements without obtaining the approval of shareholders.

With regard to the resolution authorizing the Board of Directors of American Skandia Advisor Funds, Inc. to select and change Sub-advisors and enter into Sub-advisory
Agreements without obtaining the approval of shareholders:

592,603			shares were voted for,

37,644			shares were voted against, and

31,547			shares abstained.

XII. A Special Meeting of the Shareholders of the ASAF
Founders International Small Capitalization Fund of the
Registrant was held on June 17, 1999 for the following purpose:

To authorize the Board of Directors of American Skandia
Advisor Funds, Inc. to select and change Sub-advisors and enter into Sub-advisory Agreements without obtaining the approval of shareholders.

With regard to the resolution authorizing the Board of Directors of American Skandia Advisor Funds, Inc. to select and change Sub-advisors and enter into Sub-advisory
Agreements without obtaining the approval of shareholders:

313,770				shares were voted for,

24,722				shares were voted against, and

11,081				shares abstained.

XIII. A Special Meeting of the Shareholders of the ASAF Janus
Overseas Growth Fund of the Registrant was held on June
17, 1999 for the following purpose:

To authorize the Board of Directors of American Skandia
Advisor Funds, Inc. to select and change Sub-advisors and enter into Sub-advisory Agreements without obtaining the approval of shareholders.

With regard to the resolution authorizing the Board of Directors of American Skandia Advisor Funds, Inc. to select and change Sub-advisors and enter into Sub-advisory
Agreements without obtaining the approval of shareholders:

3,983,656			shares were voted for,

374,615			shares were voted against, and

231,190			shares abstained.

XIV. A Special Meeting of the Shareholders of the ASAF T.
Rowe Price Small Company Value Fund of the Registrant was held on June 17, 1999 for the following purpose:

To authorize the Board of Directors of American Skandia
Advisor Funds, Inc. to select and change Sub-advisors and enter into Sub-advisory Agreements without obtaining the approval of shareholders.

With regard to the resolution authorizing the Board of Directors of American Skandia Advisor Funds, Inc. to select and change Sub-advisors and enter into Sub-advisory
Agreements without obtaining the approval of shareholders:

2,655,469			shares were voted for,

227,743			shares were voted against, and

126,279			shares abstained.

XV. A Special Meeting of the Shareholders of the ASAF
Oppenheimer Large-Cap Growth Fund of the Registrant was held on June 17, 1999 for the following purpose:

To authorize the Board of Directors of American Skandia
Advisor Funds, Inc. to select and change Sub-advisors and enter into Sub-advisory Agreements without obtaining the approval of shareholders.

With regard to the resolution authorizing the Board of Directors of American Skandia Advisor Funds, Inc. to select and change Sub-advisors and enter into Sub-advisory
Agreements without obtaining the approval of shareholders:

1,242,327			shares were voted for,

112,415			shares were voted against, and

66,875			shares abstained.

XVI. A Special Meeting of the Shareholders of the ASAF
Marsico Capital Growth Fund of the Registrant was held on June 17, 1999 for the following purpose:

To authorize the Board of Directors of American Skandia
Advisor Funds, Inc. to select and change Sub-advisors and enter into Sub-advisory Agreements without obtaining the approval of shareholders.

With regard to the resolution authorizing the Board of Directors of American Skandia Advisor Funds, Inc. to select and change Sub-advisors and enter into Sub-advisory
Agreements without obtaining the approval of shareholders:

12,090,476			shares were voted for,

396,175				shares were voted against, and

560,633				shares abstained.

XVII. A Special Meeting of the Shareholders of the ASAF
American Century Strategic Balanced Fund of the
Registrant was held on June 17, 1999 for the following purpose:

To authorize the Board of Directors of American Skandia
Advisor Funds, Inc. to select and change Sub-advisors and enter into Sub-advisory Agreements without obtaining the approval of shareholders.

With regard to the resolution authorizing the Board of Directors of American Skandia Advisor Funds, Inc. to select and change Sub-advisors and enter into Sub-advisory
Agreements without obtaining the approval of shareholders:

2,054,908			shares were voted for,

229,949			shares were voted against, and

110,074			shares abstained.



EXHIBIT C:
Item 77D

	The investment policies of the ASAF Oppenheimer Large-Cap Growth Fund were revised to permit the Fund to use additional types of derivative securities, including options and forward foreign currency contracts. In addition, the Registrant's prospectus was revised to indicate that the ASAF Marsico Capital Growth Fund may regularly have a rate of portfolio turnover in excess of 100%, and that, in light of prior changes to the investment process of the ASAF American Century Strategic Balanced Fund, such Fund is no longer expected to regularly have a turnover rate exceeding 100%.

The investment policies of the Registrant's series are described in detail in the prospectus and Statement of Additional Information for the Registrant included as part of Post-Effective Amendment No. 8 to the Registrant's registration statement filed on October 18, 1999.



EXHIBIT D
Item 77O

	On May 3, 1999, the ASAF Neuberger Berman Mid-Cap Value Fund and the ASAF Neuberger Berman Mid-Cap Growth Fund of the Registrant purchased 400 and 1,000 shares, respectively, of The Goldman Sachs Group, Inc. common stock from Goldman Sachs & Co. in an underwritten offering of 69,000,000 shares of such stock in which Neuberger Berman, LLC, an affiliate of the Funds' sub-adviser, was a member of the selling syndicate. The Funds purchased the security at the public offering price of $53.00 per share.

On June 28, 1999, the ASAF Neuberger Berman Mid-Cap
Value Fund and the ASAF Neuberger Berman Mid-Cap Growth Fund of the Registrant purchased 1,300 and 1,100 shares, respectively, of Wellpoint Health Networks common stock from Morgan Stanley & Co., Incorporated in an underwritten offering of 10,000,000 shares of such stock in which Neuberger Berman, LLC, an affiliate of the Funds' sub-adviser, was a member of the selling syndicate. The Funds purchased the security at the public offering price of $81.00 per share.

On October 18, 1999, the ASAF Neuberger Berman Mid-Cap
Value Fund and the ASAF Neuberger Berman Mid-Cap Growth Fund of the Registrant purchased 900 and 200 shares, respectively, of World Wrestling Federation Entertainment, Inc. Class A common stock from Bear, Stearns & Co., Inc.in an underwritten offering of 10,000,000 shares of such stock in which Neuberger Berman, LLC, an affiliate of the Funds' sub-adviser, was a member of the selling syndicate. The Funds purchased the security at the public offering price of $17.00 per share.

On May 12, 1999, the ASAF Neuberger Berman Mid-Cap
Value Fund of the Registrant purchased 4,500 shares of Lyondell Chemical Company common stock from J.P. Morgan
Securities Inc. in an underwritten offering of 35,000,000 shares of such stock in which Neuberger Berman, LLC, an affiliate of the Fund's sub-adviser, was a member of the selling syndicate. The Fund purchased the security at the public offering price of $19.00 per share.

On May 18, 1999, the ASAF Neuberger Berman Mid-Cap
Value Fund of the Registrant purchased 9,200 shares of Engelhard Corp. common stock from J.P. Morgan Securities
Inc. in an underwritten offering of 28,000,000 shares of such stock in which Neuberger Berman, LLC, an affiliate of the Fund's sub-adviser, was a member of the selling syndicate. The Fund purchased the security at the public offering price of $19.50 per share.

On May 11, 1999, the ASAF Neuberger Berman Mid-Cap
Growth Fund of the Registrant purchased 2,100 shares of Time Warner Telecom Inc. Class A common stock from Morgan Stanley & Co. Incorporated in an underwritten offering of 20,700,000 such shares in which Neuberger Berman, LLC, an affiliate of the Fund's sub-adviser, was a member of the selling syndicate. The Fund purchased the security at the public offering price of $14.00 per share.

On October 28, 1999, the ASAF Neuberger Berman Mid-Cap
Growth Fund of the Registrant purchased 100 shares of Spanish Broadcasting System, Inc. Class A common stock from
Lehman Brothers Inc. in an underwritten offering of 2,787,400 such shares in which Neuberger Berman, LLC, an affiliate of the Fund's sub-adviser, was a member of the selling syndicate. The Fund purchased the security at the public offering price of $20.00 per share.

	At its August 25, 1999 and November 30, 1999 meetings, the Registrant's Board of Directors made the determinations required by rule 10f-3 under the Investment Company Act of 1940 for the transactions listed above based on information with regard to compliance with rule 10f-3 and the Registrant's rule 10f-3 procedures that was provided to it by the Funds' Investment Manager, which in turn had been provided to the Investment Manager by each Fund's Sub-advisor.



EXHIBIT E
Item 77 Q. 1

Articles Supplementary of Registrant dated September 24,
1999 is incorporated by reference to Exhibit a(7) of Post-
Effective Amendment No.8 to the Registrant's Registration
Statement filed on October 15, 1999.

The Investment Management Agreement between the Registrant and American Skandia Investment Services, Incorporated with respect to the ASAF AIM International Equity Fund is incorporated by reference to Exhibit d(2) to Post-Effective
Amendment No. 8 to the Registrant's Registration Statement filed on October 15, 1999.

The Investment Management Agreement between the Registrant and American Skandia Investment Services, Incorporated with respect to the ASAF Bankers Trust Managed Index 500 Fund is incorporated by reference to Exhibit d(10) to Post-Effective Amendment No. 8 to the Registrant's Registration Statement filed on October 15, 1999.

The Investment Management Agreement between the Registrant and American Skandia Investment Services, Incorporated with respect to the ASAF MFS Growth with Income Fund is incorporated by reference to Exhibit d(12) to Post-Effective Amendment No. 8 to the Registrant's Registration Statement filed on October 15, 1999.

The Sub-advisory Agreement between American Skandia
Investment Services, Incorporated and A I M Capital
Management, Inc. with respect to the ASAF AIM International
Equity Fund is incorporated by reference to Exhibit d(17) to Post-Effective Amendment No. 8 to the Registrant's
Registration Statement filed on October 15, 1999.

The Sub-advisory Agreement between American Skandia
Investment Services, Incorporated and Bankers Trust Company with respect to the ASAF Bankers Trust Managed Index 500
Fund is incorporated by reference to Exhibit d(24) to Post-
Effective Amendment No. 8 to the Registrant's Registration
Statement filed on October 15, 1999.

The Sub-advisory Agreement between American Skandia
Investment Services, Incorporated and Massachusetts
Financial Services Company with respect to the ASAF MFS
Growth with Income Fund is incorporated by reference to Exhibit d(26) of Post-Effective Amendment No. 8 to the
Registrant's Registration Statement filed on October 15,
1999.